SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 29, 2008

Date of report (Date of earliest event reported)

Viscorp, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072
(Address of Principal Executive Offices)

+0086-028-86154737

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Section 8 – Other Events

Item 8.01.  Other Events

Effective February 29, we appointed Professor Zunjian Zhang, Ph.D., Professor Jianping Hou, Ph.D. and Mr. James T. McCubbin to join Dr. Jiang and Stewart Shiang Lor as members of our Board of Directors, thereby giving us a total of 5 directors.  Each of the three new directors is independent, as that term is defined in Section 121 of the American Stock Exchange’s Listing Standards; although our stock is currently traded on the OTC Bulletin Board, which does not require that a majority of our directors be independent, we are required to apply a definition of “independent" used by an exchange that does have such a requirement, such as the American Stock Exchange.  Mr. McCubbin will be our Audit Committee Chairperson and Audit Committee financial expert, as that term is defined in Item 407(d)(5) of Regulation S-K.  The new directors do not have a direct or indirect interest in any transactions in which we are participating that exceeds $120,000.

The following table and text set forth the names and ages of our new directors, each of whom will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided below are brief descriptions of the business experience of each new director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Professor Zunjian Zhang, Ph.D.	48	Director
Professor Jianping Hou, Ph.D.	47	Director
James T. McCubbin	44	Director

Professor Zunjian Zhang, Ph.D., Director.  Professor Zhang is currently a graduate school faculty advisor at China Pharmaceutical University. He is Executive Director at the Center for Instrument Analysis and in charge of the National Key Laboratory of Drug Quality Control and Pharmacovigilance of Ministry of Education at the university. Professor Zhang is a member of the Chinese Pharmacopoeia Commission and a SFDA expert review committee member for new drugs and health food products.  He is also an expert review panel member at the National Center for Drug Pricing Evaluation and the SFDA Jiangsu Province.  Professor Zhang is Deputy Executive Director at the Analytical Division of the Jiangsu Provincial Society of Chemistry and Chemical Engineering, Executive Director at the Drug Price Division of Jiangsu Price Association and a director at the Nanjing Pharmaceutical Association. Professor Zhang serves as an editor for Journal of China Pharmaceutical University and Journal of Chinese

Traditional and Herbal Drugs.  He is a principal investigator in many national research projects and has published over 100 peer-reviewed research papers in prestigious journals both at home and abroad.  Professor Zhang received his B.S. and Ph.D. degrees in Pharmaceutical Analysis from China Pharmaceutical University.

Professor Jianping Hou, Ph.D., Director.  Professor Hou is currently a graduate school faculty advisor at Shaanxi University of Traditional Chinese Medicine.  He has published over dozens of peer-reviewed research papers and participated in the compiling and editing of a number of college textbooks in traditional Chinese medicine. Professor Hou is a principal investigator in more than 10 national research projects and has received the scientific achievement award from the State Administration of Traditional Chinese Medicine. Professor Hou is a SFDA expert review committee member for new drugs and health food products. He is also an expert review panel member for new drugs and side effects at SFDA Shaanxi Province.  Professor Hou is Executive Director at Shaanxi Pharmacological Society and the Clinical Pharmacology Committee of Shaanxi Pharmaceutical Association.  He has also held various senior management positions at Sizhuang Research Institute of Nutriceutics, Xikang Pharmaceutical Co., Ltd. and Sizhuang Pharmaceutical Co., Ltd.  Professor Hou received his Bachelor of Pharmacy and Master’s degree in Pharmacology of Traditional Chinese Medicine from Shaanxi University of Traditional Chinese Medicine. He earned his Ph.D. degree in Pharmacology of Traditional Chinese Medicine from Beijing University.  Professor Hou also completed an EMBA training program for top pharmaceutical executives at Beijing University.

Mr. James T. McCubbin, Director.  Mr. McCubbin currently serves as a Director, Vice President and Chief Financial Officer at WidePoint Corporation, an American Stock Exchange listed company (AMEX: WYY).  Prior to the commencement of his employment with WidePoint, he held various senior financial management positions with several companies in the financial and government sectors.  Mr. McCubbin is a director and chairman of the audit committee for Red Mile Entertainment, Inc., a developer and publisher of interactive entertainment software. Red Miles creates, incubates and licenses premier intellectual properties and develops products for console video game systems, personal computers and other interactive entertainment platforms.  Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science Degree in Finance and a Master’s Degree in International Management.

Director Compensation

Our directors who are employees do not receive any compensation from us for services rendered as directors. In connection with the appointment of the new directors, the Board created three classes of fees for outside directors: (1) outside directors who are “independent,” as defined in the Exchange Act will be paid an amount per meeting to be determined at the first meeting, whether telephonic or in person for director fee – there shall not be any fees for written consents in lieu of board meetings; (2) outside directors who are not “independent” will not receive any fees at this time, but once our cash flow position improves, the Compensation Committee will reconvene and make recommendations; (3) the Audit Committee Chairman will receive $3,000 per month and an aggregate of 36,000 5-year options to purchase shares of our common stock – the price of the options shall be struck at the “Fair Market Value” based upon the closing price of our stock on the

OTCBB on the date of issue and shall vest pro-rata over a period of 12 months.  Additionally, although we do not currently have an arrangement or agreement to provide stock based compensation to our outside directors, we are authorized to grant outside directors incentive stock options from time to time if we find it in our best interest to do so.

We previously disclosed that we would set up a nominating, audit and compensation committee in the near future.  On February 29, 2008, we set up the following committees:

•

Audit Committee, which is comprised of James T. McCubbin (Chair), Professor Hou and Professor Zhang.  The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange’s Listing Standards.

•

Compensation Committee, which is comprised of James T. McCubbin (Chair), Professor Hou and Professor Zhang. The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange’s Listing Standards.

•

Nominating Committee, which is comprised of James T. McCubbin (Chair), Professor Hou and Professor Zhang.  The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange’s Listing Standards.

Audit Committee and Financial Expert

Our Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:

•

Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;

•

System of internal controls;

•

Financial accounting principles and policies;

•

Internal and external audit processes; and

•

Regulatory compliance programs.

The committee will meet periodically with management to consider the adequacy of our internal controls and financial reporting process.  It will also discuss these matters with our independent auditors and with appropriate financial personnel that we employ.  The committee will review our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management.  The independent auditors have unrestricted access and report directly to the committee.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.  In addition to establishing this committee, we also created a written charter for the audit committee, which is included as an exhibit to this Report.

James T. McCubbin is our Audit Committee Financial Expert, as that term is defined in Item 407 of Regulation S-K and the Board has determined that Mr. McCubbin is independent, as that term is defined in Section 121 of the American Stock Exchange’s Listing Standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.  Mr. McCubbin’s qualifications as an audit committee financial expert are described in his biography above.

Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning director compensation and for general oversight of the compensation and benefit programs for other employees.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.  In addition to establishing this committee, we also created a written charter for the compensation committee, which is included as an exhibit to this Report.

Our overall compensation policies are monitored by the Compensation Committee.  The duties and responsibilities of the Compensation Committee are to:

•

administer the employee benefit plans of our company designated for such administration by the board;

•

establish the compensation of our Chief Executive Officer (subject to the terms of any existing employment agreement);

•

with input from our Chief Executive Officer, establish or recommend to the board the compensation of our other executive officers (subject to the terms of any existing employment agreements); and

•

monitor our overall compensation policies and employment benefit plans.

Dr. Jiang, our Acting Chief Accounting Officer, will participate in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he will not participate in determining his own compensation.

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance. We want our compensation to provide our executives with an overall competitive compensation package that seeks to align individual performance with our long-term business objectives.

In the future, we may rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters. We compare our salaries and other elements of compensation against the salaries and other compensation measures of other public companies in our industry by reviewing the proxy statements of such other companies. However, we do not prepare formal benchmarking studies.

Nominating Committee

The Nominating Committee nominates candidates for the Board and will consider nominees recommended by shareholders.  The Nominating Committee is responsible for selecting and nominating persons for election or appointment by our Board as Board members. Pursuant to the Nominating Committee Charter, the Committee will consider recommendations for nominees from shareholders submitted to our Secretary at our corporate offices.  A nomination submission must include information regarding the recommended nominee, including all of the information that is required to be disclosed in solicitations or proxy statements for the election of Board members, as well as information sufficient to evaluate the factors to be considered by the Committee, including character and integrity, business and professional experience, and whether the person has the ability to apply sound and independent business judgment and would act in the interests of the Registrant and its shareholders; nominees must also state in advance his or her willingness and interest in serving on the board of directors. Nomination submissions are required to be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.    The committee intends to meet as often as is necessary throughout the year to carry out its duties.  In addition to establishing this committee, we also created a written charter for the nominating committee, which is included as an exhibit to this Report.

Code of ethics

The Company has always encouraged its employees, including officers and directors to conduct business in an honest and ethical manner.  Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.  Due to our lack of operations and small employee base, we have not maintained a formal written code of ethics.  However, as a result of the share exchange we completed on January 16, 2008, we decided to adopt formal written codes of ethics for our executive officers, our directors and our employees.

Our codes of ethics are designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations.  These codes also incorporate our expectations of our executives that enable us to provide accurate and timely disclosure in our filings with the Securities and Exchange Commission and other public communications.  Our codes of ethics are attached hereto as exhibits and will ultimately be posted on our website, which we expect to complete sometime this quarter.  Once our website is complete, any future changes or amendments to our code of ethics, and any waiver of our codes of ethics will also be posted on our website when applicable.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

Exhibit No.	Description
14.1	Code of Ethics for Executive Officers
14.2	Code of Ethics for Directors
14.3	Code of Ethics for Employees
99.1	Compensation Committee Charter
99.2	Nominating Committee Charter
99.3	Audit Committee Charter
99.4	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISCORP, INC.

By:  /s/  Guoqing Jiang

      Name:  Guoqing Jiang

      Title:   Chairman and Chief Executive Officer

Date: March 4, 2008